Exhibit 99.1

Contact:	Media	Investors
	Stephen Cohen	Caesars Entertainment Corporation
	(347) 489-6602	(800) 318-0047
Caesars Entertainment Reports Financial Results for the Third Quarter 2015
LAS VEGAS, November 9, 2015 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported third quarter 2015 results as summarized in the discussion below, which highlights certain GAAP and non-GAAP financial measures on a consolidated basis.
Caesars Entertainment Corporation is primarily a holding company with no independent operations of its own. It owns Caesars Entertainment Resort Properties, LLC (“CERP”), an interest in Caesars Growth Partners, LLC (“CGP”) and various other non-operating subsidiaries. It also has majority ownership of Caesars Entertainment Operating Company, Inc. (“CEOC”). The results of CEOC and its subsidiaries are no longer consolidated with CEC subsequent to CEOC’s Chapter 11 filing on January 15. Caesars Enterprise Services, LLC (“CES”) provides certain enterprise services to properties owned and/or operated by CERP, CGP and CEOC, and this press release at times refers to system-wide trends and dynamics, inclusive of CEOC and its subsidiaries. In the discussion in this release, the word “CEC” refers to Caesars Entertainment Corporation without its consolidated entities, and the words “Company,” “Caesars,” “Caesars Entertainment,” “Continuing CEC,” “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, and not CEOC unless otherwise stated or the context requires otherwise.
“We are pleased with our continued strong performance system-wide in the third quarter, delivering our third consecutive quarter of EBITDA growth as well as our highest quarterly EBITDA margins since 2007, and industry-leading Las Vegas strip margins,” said Mark Frissora, President and CEO of Caesars Entertainment. “The enterprise had solid fundamental business improvement driven by Las Vegas revenue performance and increased marketing and operational efficiencies. We remain focused on a balanced agenda of growth and efficiency initiatives to continue to fuel margin expansion and cash flow, supplemented by targeted capital investments to drive higher room rates in the Las Vegas region. We are confident that our strategy will increase value for our stakeholders over the long-term.”
Highlights

•
Net revenues for Continuing CEC increased 12.4% year-over-year to $1.1 billion mainly due to a full quarter of Horseshoe Baltimore results, the expansion of resort fees, favorable hold, and continued strong performance at Caesars Interactive Entertainment (“CIE”).

•
Adjusted EBITDA for Continuing CEC grew 51.0% year-over-year to $317 million primarily driven by marketing and operational efficiencies and hotel customer mix improvement resulting in strong flow through from top-line growth.

•
CERP results reflect strong hotel performance with increased room revenues driven by cash ADR growth from resort fees and improved hotel customer mix, in addition to operating and marketing efficiencies.

•	CGP performance attributable to a full quarter of Horseshoe Baltimore, strong results in CIE’s social and mobile games business, resort fees, and the renovation of The LINQ Hotel & Casino.
Effective January 15, 2015, CEC deconsolidated CEOC subsequent to its voluntarily filing for reorganization under Chapter 11 of the United States Bankruptcy Code. As such, all amounts presented in this earnings release exclude the operating results of CEOC subsequent to January 15, 2015. Prior period results have not been recast to reflect the deconsolidation of CEOC.

Because CEOC operating results for 2015 are not comparable with 2014 as a result of CEOC’s deconsolidation, the analysis of our operating results in this release will include discussion of the components that remain in the consolidated CEC entity subsequent to the deconsolidation of CEOC. In the table below, “Continuing CEC” represents CERP, CGP Casinos, CIE, other non-operating subsidiaries and associated parent company and elimination adjustments that represent the Caesars structure as of September 30, 2015, and for subsequent periods.

Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.

The following results include, during the third quarter, Caesars Entertainment’s accrual of $966 million of commitments to the First-Lien RSAs related to the restructuring of CEOC. In August 2015, the Company announced that it had secured the support of CEOC’s largest and most senior creditor constituencies, representing holders of more than 80% of CEOC’s First Lien Bank Debt and First Lien Notes.
Summary Financial Data

	Three Months Ended September 30,				Continuing CEC Change %
	2015	2014
(Dollars in millions, except per share data)	Continuing/Reported CEC (4)	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$535	$479	$910	$1,389	11.7%
Net revenues (1)	1,141	1,015	1,197	2,212	12.4%
Income/(loss) from operations (1)	139	(37)	(291)	(328)	*
Deconsolidation and restructuring of CEOC and other	(935)	58	(124)	(66)	*
Loss from continuing operations, net of income taxes (1)	(756)	(112)	(820)	(932)	*
Income/(loss) from discontinued operations, net of income taxes	—	1	(49)	(48)	(100.0)%
Net loss attributable to Caesars	(791)	(131)	(777)	(908)	*
Basics earnings/(loss) per share	(5.44)	—	—	(6.29)	*
Diluted earnings/(loss) per share	(5.44)	—	—	(6.29)	*
Property EBITDA (2)(10)	311	213	231	444	46.0%
Adjusted EBITDA (3)	317	210	232	442	51.0%

	Nine Months Ended September 30,						Continuing CEC Change %
	2015			2014
(Dollars in millions, except per share data)	Continuing CEC (4)	CEOC (5)	Reported CEC	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$1,620	$118	$1,738	$1,382	$2,646	$4,028	17.2%
Net revenues (1)	3,377	158	3,535	2,892	3,493	6,385	16.8%
Income/(loss) from operations (1)	460	9	469	157	(207)	(50)	193.0%
Deconsolidation and restructuring of CEOC and other	6,162	—	6,162	141	(235)	(94)	*
Income/(loss) from continuing operations, net of income taxes (1)	6,177	(78)	6,099	(87)	(1,531)	(1,618)	*
Loss from discontinued operations, net of income taxes	—	(7)	(7)	(16)	(162)	(178)	100.0%
Net income/(loss) attributable to Caesars	6,083	(85)	5,998	(169)	(1,592)	(1,761)	*
Basics earnings/(loss) per share	—	—	41.42	—	—	(12.41)	—
Diluted earnings/(loss) per share	—	—	40.88	—	—	(12.41)	—
Property EBITDA (2)(10)	971	31	1,002	683	647	1,330	42.2%
Adjusted EBITDA (3)	964	34	998	666	655	1,321	44.7%
____________________
See footnotes following Balance Sheet and Other Items later in this release.

Third Quarter 2015 Financial Results
We view each casino property and CIE as operating segments and aggregate all such casino properties and CIE into four reportable segments based on management’s view of these properties. Segment results in this release are presented consistent with the way Caesars management assesses these results, except that for financial reporting purposes our results exclude CEOC results subsequent to its deconsolidation. Segment results in this release are adjusted for the impact of certain transactions between reportable segments within Caesars. Therefore, the results of certain reportable segments presented in this release differ from the financial statement information presented in their separate filings. All comparisons are to the same period from the previous year.
Net Revenues (Reportable Segments)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$542	$536	1.1%	$1,637	$1,566	4.5%
CGP Casinos (6)	407	324	25.6%	1,186	910	30.4%
CIE (7)	195	162	20.4%	557	431	29.5%
Other (8)	(3)	(7)	57.1%	(3)	(15)	80.0%
Total Continuing CEC	1,141	1,015	12.4%	3,377	2,892	16.8%
CEOC (9)	—	1,253	*	$164	$3,663	*
Other (8)	—	(56)	*	(6)	(170)	*
Total CEOC	—	1,197	*	158	3,493	*
Total Reported CEC	$1,141	$2,212	*	$3,535	$6,385	*

Income/(Loss) from Operations (Reportable Segments)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$99	$(49)	*	$333	$79	*
CGP Casinos (6)	44	60	(26.7)%	251	68	*
CIE (7)	43	21	104.8%	136	22	*
Other (8)	(47)	(69)	31.9%	(260)	(12)	*
Total Continuing CEC	139	(37)	*	460	157	193.0%
CEOC (9)	—	(305)	*	$9	$(198)	*
Other (8)	—	14	*	—	(9)	*
Total CEOC	—	(291)	*	9	(207)	*
Total Reported CEC	$139	$(328)	*	$469	$(50)	*
Adjusted EBITDA (Reportable Segments)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$157	$123	27.6%	$503	$364	38.2%
CGP Casinos (6)	96	52	84.6%	272	185	47.0%
CIE (7)	74	53	39.6%	205	128	60.2%
Other (8)	(10)	(18)	44.4%	(16)	(11)	*
Total Continuing CEC	317	210	51.0%	964	666	44.7%
CEOC (9)	—	232	*	34	648	*
Other (8)	—	—	*	—	7	*
Total CEOC	—	232	*	34	655	*
Total Reported CEC	$317	$442	*	$998	$1,321	*

CERP

CERP owns and operates six casinos in the United States and The LINQ promenade and owns Octavius Tower at Caesars Palace Las Vegas.

Net revenues for the third quarter of 2015 were $542 million, a 1.1% increase. Casino revenues were $281 million in the third quarter 2015, relatively flat from the prior year. Room revenues rose 11.3% in the quarter to $138 million mainly due to the expansion of resort fees, which drove a 13.9% increase in cash ADR. Food and beverage revenues were $137 million, up 0.7%.

Income from operations was $99 million. Adjusted EBITDA increased 27.6% to $157 million primarily due to a reduction in operating expenses associated with operational initiatives and increased marketing efficiencies as well as improved profitability in hotel outlets. There was minimal impact from hold in the quarter.
CGP Casinos

CGP Casinos owns and operates six casinos in the United States, primarily in Las Vegas.

Net revenues for the third quarter of 2015 were $407 million, a 25.6% increase primarily due to the opening of Horseshoe Baltimore in August 2014, the room renovation of The LINQ Hotel & Casino, which was completed in the second quarter of 2015, the expansion of resort fees and favorable hold. Casino revenues were $254 million in the third quarter of 2015, a 28.9% increase driven by a full quarter of Horseshoe Baltimore results. Additionally, lower gaming volumes at Harrah’s New Orleans as a result of the smoking ban that went into effect in local bars, restaurants and casinos citywide on April 22, 2015 was offset by favorable hold at the property in table games. Room revenue increased 39.0% in the quarter to $82 million as a result of the completed new rooms at The LINQ Hotel & Casino as well as the expansion of resort fees. Food and beverage revenues were $74 million, up 15.6%, primarily from the opening of new outlets at The LINQ Hotel & Casino and Horseshoe Baltimore.

Income from operations was $44 million. Adjusted EBITDA increased 84.6% to $96 million primarily due to increased revenues and improvements in marketing and operational efficiencies. Favorable hold year-over-year contributed approximately $9 to $13 million in adjusted EBITDA in the quarter.

CIE

CIE, a subsidiary of CGP, owns and operates (1) an online games business providing social and mobile games and (2) the World Series of Poker (“WSOP”) and regulated real-money online gaming.

Net revenues for the third quarter of 2015 were $195 million, a 20.4% increase. Income from operations was $43 million and adjusted EBITDA increased 39.6% to $74 million. The increase in revenue and adjusted EBITDA was driven primarily by strong organic growth in the social and mobile games business due to the continued focus on conversion and monetization.

CEOC and CES

CEOC owns and operates 19 casinos in the United States and nine internationally, most of which are located in England, and managed 16 casinos, which included the six CGP casinos and ten casinos for unrelated third parties. Effective October 2014, substantially all our properties are managed by CES (and the remaining properties will be transitioned upon regulatory approval).

CES is a joint venture among CERP, CEOC, and a subsidiary of CGP for which it provides certain corporate and administrative services to their casino properties, including substantially all of the 28 casinos owned by CEOC and ten casinos owned by unrelated third parties (including four Indian tribes) and manages certain assets for the casinos to which it provides services and the other assets it owns, licenses or controls, and employs certain of the corresponding employees.
Balance Sheet and Other Items

Cash and Available Revolver Capacity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity’s capital resources. CGP is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company (“CAC”). CAC is a managing member of CGP and therefore controls all decisions regarding liquidity and capital resources of CGP. CEOC was deconsolidated effective January 15, 2015, and therefore, has not been included in the table below. Parent reflects CEC and its various non-operating subsidiaries and excludes CERP, CES and CGP.

	September 30, 2015
(In millions)	CERP	CES	CGP	Parent
Cash and cash equivalents	$218	$141	$901	$349
Revolver capacity	270	—	160	—
Revolver capacity drawn or committed to letters of credit	(81)	—	(45)	—
Total Liquidity	$407	$141	$1,016	$349
___________________

*	Not meaningful

(1)
Casino revenues, net revenues, income from operations, and income/(loss) from continuing operations, net of income taxes for all periods presented in the table above exclude the results of CIE RMG BEL (closed in August 2014) and Showboat Atlantic City casino (closed in August 2014) because these are presented as discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

(4)	Includes CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the CEC structure as of September 30, 2015, and for subsequent periods.

(5)	Includes eliminations of intercompany transactions and other consolidating adjustments.

(6)	CGP Casinos is comprised of all subsidiaries of CGP excluding CIE. Percentage calculations are based on unrounded dollars.

(7)	CIE is comprised of the subsidiaries that operate its social and mobile games business and WSOP. Percentage calculations are based on unrounded dollars.

(8)	Other includes parent, consolidating, and other adjustments to reconcile to consolidated CEC results.

(9)
CEOC results present the sales of The Cromwell, Bally’s Las Vegas, The LINQ Hotel & Casino, and Harrah’s New Orleans to CGP in May 2014 as if they had occurred as of the earliest period presented, consistent with internal management presentation.

(10)
Property EBITDA presented for Continuing CEC includes associated parent company and elimination adjustments of $1 million and $19 million for the three and nine months ended September 30, 2014, respectively. Property EBITDA presented for CEOC includes associated parent company and elimination adjustments of negative $1 million and $64 million for the three and nine months ended September 30, 2014, respectively.

Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 1:30 p.m. Pacific Time Monday, November 9, 2015, to discuss its third quarter results, certain forward-looking information and other matters related to Caesars Entertainment Corporation, including certain financial and other information regarding CEC’s deconsolidated subsidiary Caesars Entertainment Operating Company, Inc. The press release, webcast, and presentation materials will be available on the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3723, or 832-412-1752 for international callers, and enter Conference ID 57936510 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.
Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.
About Caesars
Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: wholly owned Caesars Entertainment Resort Properties (“CERP”), Caesars Growth Partners, LLC (“CGP”), in which we hold a variable economic interest, and the majority owned operating subsidiary Caesars Entertainment Operating Company (“CEOC”) (which was deconsolidated effective January 15, 2015 due to its bankruptcy filing). Since its beginning in Reno, Nevada, 77 years ago, CEC has grown through development of new resorts, expansions and acquisitions. The Caesars system of properties now operates 50 casinos in 14 U.S. states and five countries. CERP and CGP operate a total of 12 casinos. CEC’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. CEOC’s portfolio also includes the Caesars Entertainment UK (formerly London Clubs International) family of casinos.
The Caesars system of properties is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. The Company is committed to system-wide environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.
Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “continue,” “focus,” “will,” “expect,” “believe,” or “position”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, the restructuring of CEOC, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors against CEC;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders, and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•
the event that the Restructuring Support and Forbearance Agreements (“RSAs”) may not be consummated in accordance with its terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSAs;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from our cost savings programs;

•	the financial results of CGP’s business;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of the company to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•
litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, federal and state regulatory disciplinary actions, the outcome of the National Retirement Fund dispute, and fines and taxation;

•
acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Casino	$535	$1,389	$1,738	$4,028
Food and beverage	211	395	639	1,144
Rooms	220	301	663	915
Interactive entertainment	192	162	555	431
Management fees	—	16	2	45
Other	117	183	351	486
Reimbursed management costs	—	61	10	190
Less: casino promotional allowances	(134)	(295)	(423)	(854)
Net revenues	1,141	2,212	3,535	6,385
Operating expenses
Direct
Casino	279	834	913	2,413
Food and beverage	102	183	303	516
Rooms	59	82	171	242
Platform fees	54	46	154	122
Property, general, administrative, and other	336	562	982	1,565
Reimbursable management costs	—	61	10	190
Depreciation and amortization	98	165	296	471
Impairment of goodwill	—	289	—	289
Impairment of tangible and other intangible assets	—	210	—	260
Corporate expense	40	74	131	192
Other operating costs (1)	34	34	106	175
Total operating expenses	1,002	2,540	3,066	6,435
Income/(loss) from operations	139	(328)	469	(50)
Interest expense	(147)	(708)	(531)	(1,954)
Deconsolidation and restructuring of CEOC and other	(935)	(66)	6,162	(94)
Income/(loss) from continuing operations before income taxes	(943)	(1,102)	6,100	(2,098)
Income tax benefit/(provision)	187	170	(1)	480
Income/(loss) from continuing operations, net of income taxes	(756)	(932)	6,099	(1,618)
Discontinued operations
Loss from discontinued operations	—	(46)	(7)	(189)
Income tax benefit/(provision)	—	(2)	—	11
Loss from discontinued operations, net of income taxes	—	(48)	(7)	(178)
Net income/(loss)	(756)	(980)	6,092	(1,796)
Net (income)/loss attributable to noncontrolling interests	(35)	72	(94)	35
Net income/(loss) attributable to Caesars	$(791)	$(908)	$5,998	$(1,761)

Earnings/(loss) per share - basic and diluted
Basic earnings/(loss) per share from continuing operations	$(5.44)	$(5.96)	$41.46	$(11.16)
Basic loss per share from discontinued operations	—	(0.33)	(0.04)	(1.25)
Basic earnings/(loss) per share	$(5.44)	$(6.29)	$41.42	$(12.41)

Diluted earnings/(loss) per share from continuing operations	$(5.44)	$(5.96)	$40.92	$(11.16)
Diluted loss per share from discontinued operations	—	(0.33)	(0.04)	(1.25)
Diluted earnings/(loss) per share	$(5.44)	$(6.29)	$40.88	$(12.41)
_______________________

(1)	Other operating costs primarily consists of write-downs, reserves and project opening costs, net of recoveries, and acquisition and integration costs.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$1,609	$2,806
Restricted cash	56	76
Other current assets	554	791
Total current assets	2,219	3,673
Property and equipment, net	7,630	13,456
Goodwill and other intangible assets	2,261	5,516
Restricted cash	66	109
Other long-term assets	476	577
Total assets	$12,652	$23,331
Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term debt	$189	$15,779
Other current liabilities	2,029	2,501
Total current liabilities	2,218	18,280
Long-term debt	6,788	7,230
Other long-term liabilities	1,387	2,563
Total liabilities	10,393	28,073
Total Caesars stockholders’ equity/(deficit)	1,052	(4,997)
Noncontrolling interests	1,207	255
Total stockholders’ equity/(deficit)	2,259	(4,742)
Total liabilities and stockholders’ equity	$12,652	$23,331

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income; (ii) (benefit)/provision for income tax; (iii) depreciation and amortization; (iv) corporate expenses; and (v) certain items that management does not consider indicative of the Company’s ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as Property EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the agreements governing CEOC, CERP, and CGP’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated. Amounts are presented on a legal entity basis consistent with agreements governing applicable secured credit facilities.
Property EBITDA (Legal Entity)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$232	*	$31	$711	*
CERP	161	131	22.9%	518	403	28.5%
CGP Casinos	100	51	96.1%	291	184	58.2%
CIE	50	30	66.7%	160	77	107.8%
Other	—	—	*	2	(45)	*
Total	$311	$444	*	$1,002	$1,330	*
____________________

*	Not meaningful
Adjusted EBITDA (Legal Entity)

	Three Months Ended September 30,		Percent Favorable/ (Unfavorable)	Nine Months Ended September 30,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$232	*	$34	$717	*
CERP	157	123	27.6%	503	364	38.2%
CGP Casinos	96	52	84.6%	272	185	47.0%
CIE	74	53	39.6%	205	128	60.2%
Other	(10)	(18)	*	(16)	(73)	78.1%
Total	$317	$442	*	$998	$1,321	*
____________________

*	Not meaningful

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items as exhibited in the following reconciliation, and is presented as a supplemental measure of the Company’s performance. Management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended September 30, 2015						Three Months Ended September 30, 2014
(In millions)	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC
Net income/(loss) attributable to company	$—	$—	$(3)	$22	$(810)	$(791)	$(875)	$(149)	$77	$(16)	$55	$(908)
Net income/(loss) attributable to noncontrolling interests	—	—	(2)	4	33	35	—	—	(3)	(2)	(67)	(72)
Net income/(loss)	—	—	(5)	26	(777)	(756)	(875)	(149)	74	(18)	(12)	(980)
Net (income)/loss from discontinued operations	—		—	—	—	—	48	—	—	15	(15)	48
Net income/(loss) from continuing operations	—	—	(5)	26	(777)	(756)	(827)	(149)	74	(3)	(27)	(932)
Income tax (benefit)/provision	—	—	—	21	(208)	(187)	(169)	1	1	21	(24)	(170)
Income/(loss) from continuing operations before income taxes	—	—	(5)	47	(985)	(943)	(996)	(148)	75	18	(51)	(1,102)
Deconsolidation and restructuring of CEOC and other (a)	—	—	(1)	(5)	941	935	101	—	(19)	—	(16)	66
Interest expense	—	98	50	1	(2)	147	583	99	42	2	(18)	708
Income/(loss) from operations	—	98	44	43	(46)	139	(312)	(49)	98	20	(85)	(328)
Depreciation and amortization	—	52	39	7	—	98	88	48	31	7	(9)	165
Impairment of intangible and tangible assets (b)	—	—	—	—	—	—	388	118	63	—	(70)	499
Other operating costs (c)	—	1	9	—	24	34	13	5	(42)	3	55	34
Corporate expense	—	10	8	—	22	40	55	9	—	—	10	74
Gain on sale of bonds	—	—	—	—	—	—	—	—	(99)	—	99	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	—	—	—	—	—	—
Property EBITDA	—	161	100	50	—	311	232	131	51	30	—	444
Corporate expense	—	(10)	(8)	—	(22)	(40)	(55)	(9)	—	—	(10)	(74)
Stock-based compensation expense (d)	—	3	1	23	9	36	11	—	1	22	(1)	33
Adjustments to include 100% of Baluma S.A.’s adjusted EBITDA (e)	—	—	—	—	—	—	(2)	—	—	—	—	(2)
Depreciation in corporate expense	—	—	—	—	—	—	17	—	—	—	—	17
Other items (f)	—	3	3	1	3	10	29	1	—	1	(7)	24
Adjusted EBITDA, Legal Entity	—	157	96	74	(10)	317	232	123	52	53	(18)	442
Impact of property transactions	—	—	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDA, Reportable Segments	$—	$157	$96	$74	$(10)	$317	$232	$123	$52	$53	$(18)	$442

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Nine Months Ended September 30, 2015						Nine Months Ended September 30, 2014
(In millions)	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC
Net income/(loss) attributable to company	$(85)	$20	$120	$75	$5,868	$5,998	$(1,654)	$(188)	$83	$(15)	$13	$(1,761)
Net income/(loss) attributable to noncontrolling interests	—	—	(11)	15	90	94	3	—	(13)	(2)	(23)	(35)
Net income/(loss)	(85)	20	109	90	5,958	6,092	(1,651)	(188)	70	(17)	(10)	(1,796)
Net (income)/loss from discontinued operations	7	—	—	—	—	7	149	—	—	16	13	178
Net income/(loss) from continuing operations	(78)	20	109	90	5,958	6,099	(1,502)	(188)	70	(1)	3	(1,618)
Income tax (benefit)/provision	—	13	—	48	(60)	1	(424)	(21)	13	19	(67)	(480)
Income/(loss) from continuing operations before income taxes	(78)	33	109	138	5,898	6,100	(1,926)	(209)	83	18	(64)	(2,098)
Deconsolidation and restructuring of CEOC and other (k)	—	—	(1)	(5)	(6,156)	(6,162)	98	—	(96)	—	92	94
Interest expense	87	299	144	4	(3)	531	1,667	288	120	4	(125)	1,954
Income/(loss) from operations	9	332	252	137	(261)	469	(161)	79	107	22	(97)	(50)
Depreciation and amortization	11	151	110	23	1	296	271	153	78	21	(52)	471
Impairment of intangible and tangible assets (b)	—	—	—	—	—	—	418	118	63	—	(50)	549
Other operating costs (c)	4	3	(98)	—	197	106	89	10	35	35	6	175
Corporate expense	7	32	27	—	65	131	133	43	—	—	16	192
Impact of consolidating The LINQ and Octavius Tower (l)	—	—	—	—	—	—	(33)	—	—	—	33	—
Gain on sale of bonds	—	—	—	—	—	—	—	—	(99)	—	99
EBITDA attributable to discontinued operations	—	—	—	—	—	—	(6)	—	—	(1)	—	(7)
Property EBITDA	31	518	291	160	2	1,002	711	403	184	77	(45)	1,330
Corporate expense	(7)	(32)	(27)	—	(65)	(131)	(133)	(43)	—	—	(16)	(192)
Stock-based compensation expense (d)	1	10	3	42	37	93	33	1	1	48	—	83
Adjustments to include 100% of Baluma S.A.’s adjusted EBITDA (e)	3	—	—	—	—	3	21	—	—	—	—	21
Depreciation in corporate expense	2	—	—	—	—	2	39	—	—	—	—	39
Other items (f)	4	7	5	3	10	29	46	3	—	3	(12)	40
Adjusted EBITDA, Legal Entity	34	503	272	205	(16)	998	717	364	185	128	(73)	1,321
Impact of property transactions	—	—	—	—	—	—	(69)	—	—	—	69	—
Adjusted EBITDA, Reportable Segments	$34	$503	$272	$205	$(16)	$998	$648	$364	$185	$128	$(4)	$1,321

CAESARS ENTERTAINMENT CORPORATION
NOTES TO SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
___________________

(a)	Amounts primarily represent CEC’s estimated costs in connection with the restructuring of CEOC.

(b)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(c)
Amounts primarily represent pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with the acquisition and development activities and reorganization activities.

(d)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company’s employees.

(e)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities.

(f)
Amounts represent add-backs and deductions from EBITDA, permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with CEOC’s restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.

(g)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(h)	Amounts include the results and adjustments of CERP on a stand-alone basis.

(i)	Amounts include the results and adjustments attributable to CGP on a stand-alone basis.

(j)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.

(k)	Amounts primarily represent CEC’s gain recognized upon the deconsolidation of CEOC and estimated costs in connection with the restructuring of CEOC.

(l)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.